CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Loop Industries Inc. of our report dated May 7, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Loop Industries Inc.'s Annual Report on Form 10-K for the year ended February 28, 2019.

PricewaterhouseCoopers LLP

Montréal, Quebec, Canada
July 10, 2019

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

"PwC" refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.